EXHIBIT 99.7
NOTICE OF GUARANTEED DELIVERY
FOR
NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
BY CHC GROUP LTD.
This form, or one substantially equivalent hereto, must be used to exercise non-transferable transcription rights (the “Rights”) to purchase convertible preferred shares, par value $0.0001 per share (the “Preferred Shares”), of CHC Group Ltd., a Cayman Islands exempted company (the “Company”), pursuant to the rights offering (the “Rights Offering”) described in a prospectus, dated                     , 2014 (the “Prospectus”), if a holder of Rights cannot deliver the certificate evidencing the Rights (the “Subscription Rights Certificate”) to the subscription agent listed below at or prior to 5:00 p.m., New York City time, on         , 2014, unless such time is extended by the Company as described in the Prospectus (as it may be extended, the “Expiration Date”). Such form must be delivered by fax transmission, first class mail or overnight courier to the subscription agent, and must be received by the subscription agent on or prior to the Expiration Date. See “The Rights Offering—Method of exercising rights” in the Prospectus.
Payment of $1,000.00 per share for each of the Company’s Preferred Shares (the “Subscription Price”) subscribed for upon exercise of such Rights must be received by the subscription agent in the manner specified in “The Rights Offering—Method of Exercising Rights” in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Subscription Rights Certificate evidencing such Rights is being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering—Method of Exercising Rights” in the Prospectus.
The Subscription Agent is: Computershare Trust Company, N.A.
By Hand, Mail or Overnight Courier:

By Mail:	By Overnight Courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
P.O. Box 43011	250 Royall St., Suite V
Providence, RI 02940-3011	Canton, MA 02021
Fax Transmission: (617) 360-6810
If you have questions or require additional information call:
Georgeson Inc., the information agent, at (888) 607-6511 or by email at CHCGroup@georgeson.com. You may also reach the company by contacting Lynn Antipas Tyson, VP, Investor Relations, by telephone at (914) 485-1150 or by email at lynn.tyson@chc.ca.
DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentleman:
The undersigned hereby represents that the undersigned is the holder of a Subscription Rights Certificate representing              Rights and that such Subscription Rights Certificate cannot be delivered to the subscription agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Basic Subscription Right to subscribe for Preferred Shares with respect to the Rights represented by such Subscription Rights Certificate.
The undersigned understands that payment of the Subscription Price for each Preferred Share subscribed for pursuant to the Over-Subscription Privilege must be received by the subscription agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $             either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith or,
☐	has been delivered separately to the Subscription Agent by wire.

Signature(s)	Address
Name(s)
(please type or print)	Area Code and Tel. No.(s)
Subscription Rights Certificates (No(s). (if available)

GUARANTEE OF DELIVERY
(Not to Be Used For Subscription Rights Certificate Signature Guarantee)
The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the Expiration Date.

Dated:

(Address)		(Name of Firm)

(Area Code and Telephone Number)		(Authorized Signature)
The institution that completes this form must communicate the guarantee to the subscription agent and must deliver the Subscription Rights Certificate to the subscription agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.